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                                                                   EXHIBIT 99.11

                      [Willkie Farr & Gallagher Letterhead]


May 9, 2001



BT Investment Funds
One South Street
Baltimore Maryland  21202

Ladies and Gentlemen:

We have acted as counsel for BT Investment Funds, a business trust organized under the laws of The Commonwealth of Massachusetts ("BT Trust"), in connection with the proposed transfer by Smaller Companies Fund (the "Acquired Fund"), a series of Morgan Grenfell Investment Trust ("MG Trust"), of all of the assets of each class of shares of the Acquired Fund to Small Cap Fund (the "Acquiring Fund"), a series of BT Trust, in exchange for (a) the issuance of shares of the beneficial interest of the Acquiring Fund (the "Shares") to each class of shares of the Acquired Fund and (b) the assumption by the Acquiring Fund of certain scheduled liabilities of each class of the Acquired Fund, pursuant to the form of Agreement and Plan of Reorganization (the "Agreement"), among BT Trust, on behalf of the Acquiring Fund, and MG Trust, on behalf of the Acquired Fund.

As counsel for BT Trust, we have examined BT Trust's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), BT Trust's Declaration of Trust and By-laws, and all amendments thereto, and the Agreement.

We have also examined and relied upon such organizational records of BT Trust and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed without independent verification the genuineness of all originals and the conformity with originals of all documents submitted to us as copies. As to matters of Massachusetts law, we have relied solely on the opinion of Bingham Dana LLP with respect to the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.

Based upon the foregoing, we are of the opinion that:

     (a) BT Trust is duly organized and existing under its Declaration of Trust under the laws of The Commonwealth of Massachusetts as a voluntary association with
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Willkie Farr & Gallagher
May 8, 2001
Page 2


          transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust"; and

     (b) The Shares, when issued and sold in accordance with BT Trust's Declaration and By-Laws and for the consideration described in the Agreement, will be legally issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

In rendering the opinion expressed in the preceding sentence, we assume that the sale of the Shares will be effected in compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. We further assume that there will be no material changes in the facts and conditions on which we base this opinion between the date hereof and the time of issuance of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of BT Trust or any distributor or dealer in connection with the registration or qualification of BT Trust or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to BT Trust, is solely for the benefit of BT Trust and its governing board in connection with the above described proposed acquisition of assets and may not be relied upon for any other purpose or by any other person.

                                             Very truly yours,

                                             /s/ Willkie Farr & Gallagher
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                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110


                                  May 9, 2001


Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099

     Re:  BT Investment Funds
          -------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to BT Investment Funds, a Massachusetts business trust (the `Trust'), in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about May 9, 2001 (the `Registration Statement'), with respect to the shares of beneficial interest (the `Shares') of its series Small Cap Fund (the `Acquiring Fund') to be issued in exchange for all of the assets of Smaller Companies, a series of Morgan Grenfell Investment Trust (the `Acquired Fund'). You have requested that we deliver this opinion to you, as special counsel to the Trust, for use by you in connection with your opinion to the Trust with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) a copy, certified by the Secretary of the Commonwealth of Massachusetts of the Trust's Declaration of Trust dated July 22, 1986 and all amendments thereto (the `Declaration');

          (c) a copy, certified by the Secretary of the Trust, of minutes of a meeting of the Board of Trustees of the Trust on March 8-9, 2001 with respect to the designation of the series and classes of the Trust (the `Designation');
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Willkie Farr & Gallagher
May 9, 2001
page 2 of 3




          (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, By-Laws, and certain resolutions adopted by the Trustees of the Trust;

          (e) a printer's proof dated May 9, 2001 of the Proxy Statement of the Acquired Fund and the Prospectus for the Acquiring Fund as included in the Registration Statement (the `Proxy Statement/Prospectus'); and

          (f) a copy of the form of Agreement and Plan of Reorganization by and between the Trust, on behalf of the Acquiring Fund, and the Acquired Fund, providing for (a) the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund in exchange for the Shares and the Acquiring Fund's assumption of all of the stated liabilities of the Acquired Fund and
     (b) the pro rata distribution of the Shares to the holders of the shares of the Acquired Fund in liquidation of the Acquired Fund, in the form included as Exhibit C to the certificate referred to in paragraph (d) above (the `Agreement and Plan of Reorganization').

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed (i) that the ProxyStatement/Prospectus as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (e) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (f) above, and (ii) the accuracy of the representations and warranties of the Acquiring Fund set forth in Section
4.2 of the Agreement. Our opinion as to the due organizationa and existence of the Trust relies entirely upon and is limited by the certificate described in paragraph (a) above.
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Willkie Farr & Gallagher
May 9, 2001
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     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a `Massachusetts business trust.'

     2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Agreement and Plan of Reorganization, will be legally issued, fully paid and non-assessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              BINGHAM DANA LLP